UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 14, 2006

iGATE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

000-21755	25-1802235
(Commission File Number)	(IRS Employer Identification No.)

1000 Commerce Drive, Pittsburgh, Pennsylvania	15275
(Address of Principal Executive Offices)	(Zip Code)

(412) 506-1131

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

iGate Corporation (the “Company”), along with its fully-owned subsidiaries iGate, Inc., iGate Mastech, Inc. and Global Financial Services of Nevada, entered into that certain First Amended and Restated Loan Agreement dated as of September 14, 2006 (the “Amended Agreement”) with PNC Bank, National Association. The Amended Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibit.

Exhibit No.	Description
10.1	First Amended and Restated Loan Agreement, dated as of September 14, 2006, among iGate Corporation, iGate, Inc., iGate Mastech, Inc., Global Financial Services of Nevada and PNC Bank, National Association (filed herewith). Schedules to the First Amended and Restated Loan Agreement are not filed. The Company will furnish supplementally a copy of any omitted schedule to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iGATE CORPORATION

/s/ Michael J. Zugay
Michael J. Zugay
Senior Vice President and Chief Financial Officer

September 20, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amended and Restated Loan Agreement, dated as of September 14, 2006, among iGate Corporation, iGate, Inc., iGate Mastech, Inc., Global Financial Services of Nevada and PNC Bank, National Association (filed herewith). Schedules to the First Amended and Restated Loan Agreement are not filed. The Company will furnish supplementally a copy of any omitted schedule to the Commission upon request.